UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500 San Francisco, California	94158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 906-4324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and President

On January 19, 2023, George Scangos, Ph.D., notified the Board of Directors (the “Board”) of Vir Biotechnology, Inc. (the “Company”) of his decision to retire as Chief Executive Officer and President effective as of the Effective Date (as defined below). Following the Effective Date, Dr. Scangos will continue to serve on the Board as a Class III director until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Appointment of Chief Executive Officer and Director

On January 19, 2023, the Board appointed Marianne De Backer, MSc, Ph.D., MBA, as Chief Executive Officer of the Company, effective as of April 3, 2023 (the “Effective Date”).

In addition, effective as of the Effective Date, the size of the Board will increase to 11 directors and Dr. De Backer will be appointed to fill the newly created vacancy to serve on the Board as a Class II director until the Company’s 2024 annual meeting of stockholders, and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

There are no arrangements or understandings between Dr. De Backer and any other person pursuant to which she was selected as Chief Executive Officer of the Company or as a member of the Board, and there is no family relationship between Dr. De Backer and any of the Company’s directors or executive officers. Dr. De Backer has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. De Backer’s Background

Dr. De Backer, 54, has served as Executive Vice President, Head of Pharmaceuticals Strategy, Business Development and Licensing/Open Innovation, and a member of the Executive Committee for Bayer Pharmaceuticals, a multinational pharmaceutical and biotechnology company, since September 2019. Previously, from 1991 through 2019, she was at Johnson & Johnson, a pharmaceutical company, where she most recently held global Business and Corporate Development roles including the position of Vice President of M&A Operations and Divestitures globally for the Pharmaceuticals Group and head of Infectious Diseases & Vaccines Business Development. Prior to that she led a commercial business unit in Europe as well as drug discovery research in both Europe and the United States. Dr. De Backer currently serves as a non-executive Director on the Board of Directors of the Gladstone Foundation, a nonprofit organization, and Kronos Bio, Inc. and Arrowhead Pharmaceuticals Inc. each a U.S. publicly traded biotechnology company. In connection with her role at Bayer, Dr. De Backer serves on the Boards of Directors of the following Bayer companies: Asklepios BioPharmaceutical, Inc., Vividion Therapeutics, Inc. and BlueRock Therapeutics LP.

Dr. De Backer holds a Master in molecular biology from the Vrije Universiteit Brussels, a Master in engineering and biochemistry and a Ph.D. in biotechnology from the Ghent University, Belgium and an MBA from Erasmus University, Rotterdam.

Dr. De Backer’s Compensation

Dr. De Backer’s annualized base salary will be $900,000 and she is eligible to participate in the Company’s annual bonus plan with a target bonus of 80% of her annualized base salary. Dr. De Backer will receive a one-time cash sign-on bonus of $5,000,000, which will be paid in two installments: (i) $2,500,000 will be paid on or around the Effective Date and (ii) $2,500,000 will be paid on or around the one-year anniversary of the Effective Date (the “Second Installment”), subject to Dr. De Backer’s continued employment with the Company on the one-year anniversary of the Effective Date. If Dr. De Backer’s employment is terminated by the Company for Cause (as defined in the Employment Letter Agreement dated January 19, 2023, by and between the Company and Dr. De Backer (the “Employment Agreement”)) or if Dr. De Backer resigns her employment without Good Reason (as defined in the Employment Agreement) prior to the one-year anniversary of the Effective Date, Dr. De Backer will not be eligible for or have a right to receive the Second Installment.

In addition, on the Effective Date, and subject to approval of the Compensation Committee of the Board, the Company will grant Dr. De Backer two equity awards under the Company’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). The equity awards will be comprised of: (1) an option to purchase 1,152,904 shares of the Company’s common stock (the “Option”) and (2) an award of restricted stock units (“RSUs”, and together with the Option, the “Equity Awards”) with respect to 576,452 shares of the Company’s common stock; provided, however, that in no event will the aggregate grant date fair value of the Equity Awards, determined on a Black Scholes basis in a manner consistent with the assumptions used by the Company in the preparation of its financial statements, exceed $45 million. The Option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant of the Option and will vest over four years, with 25% of the total number of shares subject to the Option vesting on the first anniversary of the Effective Date and the remainder vesting in 36 equal monthly installments thereafter. The RSUs will vest over four years, with one-quarter of the total number of RSUs vesting on each of the first four anniversaries of the Effective Date. In the event of a Change in Control (as defined in the Plan), all shares, options and other securities subject to unvested Equity Awards (other than the portion of such Equity Awards that would otherwise have vested during the six-month period after the date of such Change in Control (the “Carved Out Equity”)) that are granted pursuant to Section 7(a) of the Employment Agreement will become fully vested and exercisable and no longer subject to any restrictions or forfeiture upon such Change in Control. The Carved Out Equity will, subject to Dr. De Backer’s continued employment with the Company or its successor in such Change in Control, continue to vest over the first six months after the date of the Change in Control in accordance with the vesting schedule in effect prior to the Change in Control; provided, that in the event Dr. De Backer’s employment is terminated either by the Company (or its successor) without Cause or by Dr. De Backer for Good Reason then all such Carved Out Equity shall immediately become fully vested and exercisable and no longer subject to any restrictions or forfeiture.

For up to eighteen (18) months following the Effective Date (the “Transition Period”), the Company will pay Dr. De Backer an allowance of $21,000 per month, less applicable taxes and withholdings, for costs incurred by Dr. De Backer in connection with her and/or her family’s relocation from Germany to the San Francisco area and temporary living costs in San Francisco. The Company will also pay Dr. De Backer for final relocation expenses incurred by her and her family after the expiration of the Transition Period consistent with the Company’s applicable relocation policy.

In addition, Dr. De Backer will enter into an indemnity agreement with the Company, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-233604) filed with the Securities and Exchange Commission on September 3, 2019, pursuant to which the Company may be required, among other things, to indemnify Dr. De Backer for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer of the Company.

As a condition to her employment, Dr. De Backer also signed a customary confidential information and invention assignment agreement with the Company.

Vir Biotechnology, Inc. Change in Control and Severance Benefit Plan

Under the existing Vir Biotechnology, Inc. Change in Control and Severance Benefit Plan (the “Severance Plan”), Dr. De Backer will be entitled to receive:

•

In the event of a covered termination, which is either a termination by the Company without cause (as defined in the Severance Plan) (and other than as a result of death or disability) or Dr. De Backer’s resignation for good reason (as defined in the Severance Plan), that occurs during the 12-month period following a change in control (as defined in the Severance Plan) (the “change in control period”), Dr. De Backer will be entitled to a lump sum cash payment equal to 18 months of base salary plus her annual target cash bonus multiplied by 1.5, up to 18 months of payment for continued group health plan benefits and full vesting acceleration of all outstanding equity awards.

•

In the event of a covered termination that occurs outside of the change in control period, Dr. De Backer will be entitled to a lump sum cash payment equal to 12 months of base salary plus a pro-rated annual target cash bonus and up to 12 months of payment for continued group health plan benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: January 25, 2023	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer and Secretary